UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2015

Angstron Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888,
Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-9120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement

On January 14, 2015, Angstron Holdings Corporation (the "Company") entered into an Amended and Restated Cooperation and Consulting Services Agreement (the “Agreement”) with Yunfeng Lu (the “Consultant”), which amends and restates that certain Cooperation Agreement dated as of December 7, 2014 by and between the Company and the Consultant furnished as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 9, 2014.

The Company has engaged the Consultant to contribute his expertise and knowledge in the development and commercialization of high performance hybrid automobiles. The parties entered into the Agreement in consideration of $150,000 per annum and the mutual responsibilities and obligations described therein.

The foregoing text of this Item 1.01 is qualified in its entirety by the Agreement, attached hereto as Exhibit 10.1.  The terms of the Agreement are incorporated by reference herein.

Exhibits

The following exhibit is furnished as part of this Form 8-K:

Exhibit 10.1

Amended and Restated Cooperation and Consulting Services Agreement, dated January 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angstron Holdings Corporation

Date: January 15, 2015	By:	/s/ Jianguo Xu
Jianguo Xu President, Chief Executive Officer and Treasurer